UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	☐

Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

Ramco-Gershenson Properties Trust
(Name of Registrant as Specified In Its Charter)

Equity One, Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

☐	Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

The following three slides were part of a larger presentation made by members of management of Equity One, Inc. on April 22, 23 and 24, 2009 to certain stockholders of Equity One, institutions representing stockholders and other institutions:

Ramco-Gershenson

• We own a 9.6% interest in Ramco-Gershenson, a NYSE-listed company that owns 89 shopping centers as of December 31, 2008.
• At a price, we believe there are benefits to a business combination transaction between our companies:
 – Access to capital
 – Economies of scale
 – Tenant and geographic diversity
 – EQY management team and track record
• We have asked the company to enhance its disclosure by publicly filing its operating partnership agreement, material debt agreements and all material documents with change-in-control provisions.
• We have advanced two board nominees for the upcoming annual meeting expected to be held in June 2009.
 – David Nettina
 – Matt Ostrower

Tenant and Geographic Diversity:
EQY and RPT Property Maps

Equity One
Ramco
Number of Properties(1): 178
Total GLA: 20.5M square feet
Number of Properties(2): 89
Total GLA: 15.9M square feet
(1)  Includes EQY’s joint ventures, redevelopments and DIM Vastgoed properties. Excludes EQY’s developments, non-retail properties and land parcels. All data as of December 31, 2008.
(2) As of December 31, 2008.

Equity One filed a preliminary proxy statement on Schedule 14A with the SEC on April 21, 2009 in connection with the solicitation of proxies for the 2009 annual meeting of Ramco-Gershenson shareholders.
Equity One expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for 2009 annual meeting and may file other additional proxy solicitation material in connection therewith from time to time. SHAREHOLDERS OF RPT ARE URGED TO CAREFULLY READ
THE PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY
BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The preliminary proxy statement and other documents relating to the solicitation of proxies by Equity One will be available at no charge on the SEC’s website at http://www.sec.gov. In addition, Equity One will provide copies of the proxy statement and other relevant documents without charge upon request. Request for copies should be directed to our proxy solicitor, D. F. King & Co., Inc., at 1-800-967-5079.

Equity One and certain of its shareholders, directors and employees, and David J. Nettina and Matthew L.
Ostrower are deemed to be participants in the solicitation of proxies with respect to Equity One’s nominees.
Information about Equity One and Equity One’s directors and executive officers is available in Equity One’s proxy statement, dated March 31, 2009, filed with the SEC in connection with Equity One’s 2009 annual meeting of stockholders. Information regarding Mr. Nettina and Mr. Ostrower may be found in the preliminary proxy statement filed by Equity One with the SEC on April 21, 2009 in connection with the solicitation of proxies for the 2009 annual meeting of Ramco-Gershenson shareholders. Information about any other participants will be included in the definitive proxy statement filed by Equity One in connection with the 2009 annual meeting of Ramco-Gershenson shareholders.

Important Information